Exhibit 21
American Airlines Group Inc.
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2013
Subsidiary companies of American Airlines Group Inc. are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

Name of Subsidiary	State or Sovereign Power of Incorporation
Subsidiaries included in the Registrant’s consolidated financial statements
American Airlines, Inc.	Delaware
AA 2002 Class C Certificate Corporation	Delaware
AA 2002 Class D Certificate Corporation I	Delaware
AA 2003-1 Class C Certificate Corporation	Delaware
AA 2003-1 Class D Certificate Corporation	Delaware
AA 2004-1 Class B Note Corporation	Delaware
AA 2005-1 Class C Certificate Corporation	Delaware
AA Real Estate Holding GP LLC	Delaware
AA Real Estate Holding L.P.	Delaware
Admirals Club, Inc.	Massachusetts
American Airlines de Mexico, S.A.	Mexico
American Airlines IP Licensing Holding, LLC	Delaware
American Airlines Marketing Services LLC	Virginia
American Airlines Realty (NYC) Holdings, Inc.	New York
American Airlines Vacations LLC	Delaware
American Aviation Supply LLC	Delaware
Texas Aero Engine Services, L.L.C, dba TAESL*	Delaware
Aerosan Airport Services, S.A.*	Chile
Aerosan, S.A.*	Chile
oMC Venture, LLC*	Delaware
Americas Ground Services, Inc.	Delaware
Aerodespachos Colombia, S.A. AERCOL S.A.	Colombia
Caribbean Dispatch Services, Ltd.	St. Lucia
Dominicana de Servicios Aeroportuarios (DSA), S.R.L.	Dominican Republic
International Ground Services, S.A. de C.V.	Mexico
AMR Eagle Holding Corporation	Delaware
American Eagle Airlines, Inc.	Delaware
Eagle Aviation Services, Inc.	Delaware
Executive Airlines, Inc.	Delaware
Executive Ground Services, Inc.	Delaware
Avion Assurance, Ltd.	Bermuda

PMA Investment Subsidiary, Inc.	Delaware
SC Investment, Inc.	Delaware
US Airways Group, Inc.	Delaware
Airways Assurance Limited	Bermuda
Material Services Company, Inc.	Delaware
Piedmont Airlines, Inc. (operates under the trade name “US Airways Express”)	Maryland
PSA Airlines, Inc. (operates under the trade name “US Airways Express”)	Pennsylvania
US Airways, Inc.	Delaware
US Airways Company Store LLC	Arizona
AWHQ LLC (real estate holding company) (99%)	Arizona
*Entity with 50% ownership.